Exhibit 10.44
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.
License Reference Number___ [***] ___
122205                                                                                    PATENT CROSS LICENSE
     LICENSE AGREEMENT (“Agreement”) dated December ___, 2005 (“Agreement Date”) between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”), and Dot Hill Systems Corp., a California corporation (“DOT HILL”).
     Each of the parties (as “Grantee”) desires to acquire a nonexclusive license under patents of the other party (as “Grantor”). In consideration of the premises and mutual covenants herein contained, IBM and DOT HILL agree as follows:
Section 1. Definitions
“Authorized Assembler” shall mean a third party that, pursuant to a written contract with a Grantee, assembles Grantee’s Licensed Products, in accordance with written specifications provided by said Grantee, for sale under Grantee’s brand name. The definition of an Authorized Assembler is distinct from that of a have-made manufacturer, which is licensed pursuant to Section 2.1(b).
“Authorized Copy (Copies)” shall mean a software program copied from a Master Copy by a third party under written authorization to such third party to make copies of such Master Copy for its own use or for further Distribution (by transmission or other distribution means). A have-made manufacturer, which is licensed pursuant to Section 2.1(b), is defined distinctly from a third party who makes or distributes Authorized Copies.
“Distribute” shall mean lease, license, sell, or otherwise transfer.
“DOT HILL Licensed Products” shall mean: [***]
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“Effective Date” shall mean December ___, 2005.
“IBM Licensed Products” shall mean [***]
“IHS Product” shall mean an [***]
“Information Handling System” shall mean [***]
“Integrated Circuit” shall mean an integral unit including a plurality of active and/or passive circuit elements formed at least in part of Semiconductor Material and associated on, or in, one substrate comprising the first level of packaging for such elements; such unit forming or contributing to the formation of a circuit for performing electrical or electronic functions.
“Licensed Patents” shall mean all patents, including utility models and typeface design patents and registrations (but not including any other design patents or registrations):
(a)	issued or issuing on patent applications entitled to an effective filing date prior to [***]; and
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(b)	under which patents or the applications therefor a party hereto or any of its Subsidiaries has as of the Agreement Date, or thereafter obtains, the right to grant licenses to Grantee of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by Grantor or its Subsidiaries to third parties (except for payments among Grantor and its Subsidiaries, and payments to third parties for inventions made by said third parties while employed by Grantor or any of its Subsidiaries).
Licensed Patents shall include said patent applications, continuations-in-part of said patent applications, and any patents reissuing on any of the aforesaid patents. Notwithstanding the foregoing, in the case when IBM is the Grantor, Licensed Patents shall not include any patent having any claim directed to a method or process of making (including methods or processes for testing) Semiconductor Products, and no license is granted herein under any such patents.
“Licensed Products” shall mean either IBM Licensed Products or DOT HILL Licensed Products as the context indicates.
“Master Copy” shall mean a software program distributed by Grantee to a third party with written authorization to such third party to make copies of such software program for its own use or for further Distribution (by transmission or other distribution means).
“Performance of Business Processes” shall mean [***] enterprise or organization.
“Semiconductor Product” shall mean any Semiconductor Material, Semiconductor Device, Semiconductor Circuit, and/or Integrated Circuit and any combination thereof. Any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication (including testing) of a Semiconductor Product shall not be considered to be a Semiconductor Product.
“Semiconductor Circuit” shall mean a circuit in which one or more Semiconductor Devices are interconnected in one or more paths (including passive circuit elements, if any) for performing fundamental electrical or electronic functions, and if provided therewith, such circuit includes housing and/or supporting means therefor.
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“Semiconductor Device” shall mean a device and any material therefor, comprising a body of one or more Semiconductor Materials and one or more electrodes associated therewith, and, if provided therewith, housing and/or other supporting means therefor.
“Semiconductor Material” shall mean any material whose conductivity is intermediate to that of metals and insulators at room temperature and whose conductivity, over some temperature range, increases with increases in temperature. Such materials shall include but not be limited to refined products, reaction products, reduced products, mixtures and compounds.
“Data Storage Products” shall mean [***]
“Data Storage Software” shall mean [***]
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“Database Products” shall mean [***] including but not limited to:
(i) [***];
(ii) [***];
(iii) [***]; and
(iv) [***].
“Subsidiary” of a party hereto or of a third party shall mean a corporation, company or other entity:
(a)	more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or
(b)	which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.
Section 2. Grants of Rights
2.1 Each party, as Grantor, on behalf of itself and its Subsidiaries grants to the other, as Grantee, a nonexclusive and worldwide license under Grantor’s Licensed Patents:
(a)	to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, license, sell and/or otherwise transfer Grantee Licensed Products; and

(b)	to have Grantee Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer by Grantee only when the conditions set forth in Section 2.2 are met.

(c)	to use any apparatus and practice any method in connection with the Performance of Business Processes for itself or third parties in connection with Licensed Products.
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A particular Licensed Product, or use of any apparatus or practice of any method in connection with the Performance of Business Processes, shall be licensed under only those of Grantor’s Licensed Patents that: (a) exist in the country where Grantee made, used, imported, offered for sale, leased, licensed, sold, and/or otherwise transferred such Licensed Product, or used any such apparatus or practiced any such method in connection with the Performance of Business Processes, and which, but for the license granted herein would have been infringed (including contributory infringement) by the performance of such acts; or (b) exist in any country other than where Grantee performed such acts and which, but for the license granted herein would have been infringed (including contributory infringement) if Grantee’s performance of such acts had occurred in the country where such Licensed Patents exist.
The license granted by DOT HILL to IBM is fully paid up, and the license granted by IBM to DOT HILL shall be fully paid up upon the payment by DOT HILL of the amount specified in Section 4.1.
2.2 The license granted in Section 2.1(b) to Grantee to have products made by another manufacturer:
(a)	shall only apply to [***];

(b)	shall only apply to Grantee Licensed Products and/or portions thereof for which [***];

(c)	shall only be under claims of [***]; and

(d)	shall not apply to any products in the form manufactured or marketed, or any process or method used, [***].
Unless Grantee informs Grantor to the contrary, Grantee shall be deemed to have authorized said other manufacturer to make Grantee’s Licensed Products under the license granted to Grantee in this section when the conditions specified in this Section 2.2 are fulfilled. In response to a written request identifying a product and a manufacturer, Grantee shall in a timely manner inform Grantor of the quantity of such product, if any, manufactured by such manufacturer pursuant to the license granted in Section 2.1(b).
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2.3 Except as expressly provided herein, no license or immunity is granted under this Agreement by either party, either directly or by implication, estoppel or otherwise to any third parties acquiring items from either party for the combination of such acquired items with other items (including items acquired from either party hereto) or for the use of such combination. Such acquired items in such combinations, if licensed hereunder, shall continue to enjoy the license rights set forth herein.
2.4 Subject to Section 2.5, the licenses granted herein shall include the right of each party to grant sublicenses to its Subsidiaries existing on or after the Agreement Date, which sublicenses may include the right of sublicensed Subsidiaries to sublicense other Subsidiaries of said party. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense.
2.5 A sublicense granted to a Subsidiary shall terminate on the earlier of:
(a)	the date such Subsidiary ceases to be a Subsidiary; and

(b)	the date of termination or expiration of the license of the party or Subsidiary that granted the sublicense.
If a Subsidiary ceases to be a Subsidiary and holds any patents under which a party hereto is licensed, such license shall continue for the term defined herein.
2.6 In the event that neither a party nor any of its Subsidiaries has the right to grant a license under any particular Licensed Patent of the scope set forth in Section 2, then the license granted herein under said Licensed Patent shall be of the broadest scope which said party or any of its Subsidiaries has the right to grant within the scope set forth above.
2.7 If, after the Agreement Date, a party or any of its Subsidiaries (“Acquiring Party”) either acquires an entity or acquires substantially all of the assets from an entity, and said entity is, immediately prior to the date of acquisition, [***], then the license and other rights granted herein to the Acquiring Party with respect to said Licensed Patents shall [***], provided that such [***].
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2.8 If, subsequent to the Agreement date, a party (the “Transferring Party”) either: [***] and if such [***] includes at least [***], then after written request to the other party hereto jointly by the Transferring Party and either: [***] and where, in either case, such request is within [***] days following the [***], the other party hereto shall [***] (the “Recipient”) provided that:
(a)	[***]

(b)	[***]

(c)	[***]
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(d)	this Section 2.8, Section 3, and Section 4 shall be omitted from the [***];

(e)	[***] and

(f)	if during any [***] period the [***]
In the event of [***] which includes [***] then each party will [***]
Notwithstanding the foregoing provisions of this Section 2.8, the [***], and the other party shall have no obligation to [***]
2.9 A product which, if assembled by Grantee, would be licensed to Grantee hereunder shall also be licensed hereunder if assembled by an Authorized Assembler, provided:
(a)	the purchase price paid to Grantee and Grantee’s designees for items included in the product [***]; and

(b)	the product is sold under Grantee’s brand name.
2.10 For purposes of this Agreement, an Authorized Copy shall be deemed to have been Distributed by the Grantee that Distributed
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the Master Copy from which the Authorized Copy was copied, provided such Authorized Copy is used or Distributed under a brand name of Grantee.
Section 3. Releases
3.1 Each party (as “Releasor”) on behalf of itself and its Subsidiaries which are Subsidiaries on the Agreement Date, irrevocably releases the other party, its Subsidiaries which are Subsidiaries on the Agreement Date, its and their respective customers, its Authorized Assemblers and its have-made manufacturers pursuant to Section 2.1(b) from any and all claims of infringement of Releasor’s Licensed Patents which claims are based on acts prior to the Effective Date, which, had they been performed after the Effective Date would have been licensed under this Agreement.
The release contained herein shall not apply to any person other than the persons named in this Section 3 and shall not apply to the manufacture of any items by any person other than those named in this Section 3. The release granted by DOT HILL to IBM is effective immediately. The release granted by IBM to DOT HILL shall become effective upon receipt of payment specified in Section 4.1.
Section 4. Payment
4.1 DOT HILL shall pay to IBM the sum of two and a half million US dollars (US $ 2,500,000) on signing of this Agreement.
4.2 DOT HILL shall be liable for interest on any overdue payment required to be made pursuant to Section 4, commencing on the date such payment becomes due, at an annual rate which is the greater of [***] or [***] percentage points higher than the prime interest rate as quoted by the head office of Citibank N.A., New York, at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.
4.3 If the payment set forth in Section 4.1 is not made by its due date, and if such payment, plus interest pursuant to Section 4.2 (“Late Payment”), is not made prior to [***] days after such due date, then, at IBM’s sole option, either:
(a)	all of the payments set forth in Section 4.1 that have not been paid shall automatically become due and payable in
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full on the [***] day after IBM sends written notice of its election to accelerate the remaining payments, unless IBM receives the Late Payment within [***] business days after IBM sends such notice; or

(b)	all licenses and other rights granted herein to DOT HILL shall automatically terminate on the [***] day after IBM sends written notice of its election to terminate DOT HILL’s rights, unless IBM receives the Late Payment within [***] business days after IBM sends such notice. In such event, DOT HILL shall remain obligated to pay all payments which had become due prior to such notice (plus interest thereon as provided in Section 4.2).
Section 5. Term of Agreement; Acquisition of a Party
5.1 The term of the licenses granted under this Agreement shall be from the Effective Date until the last to expire of the Licensed Patents, unless earlier terminated under the provisions of this Agreement.
5.2 If one party (the “Acquired Party”) is acquired by a third party[***]:
(a)	the Acquired Party shall promptly give notice of such acquisition to the other party; and

(b)	the license granted to the Acquired Party and all sublicenses (if any) granted to the Acquired Party’s remaining Subsidiaries shall automatically [***] within the licenses granted in this Agreement (or in such sublicense) prior to such acquisition.
5.3 If one party (the “Acquired Party”) is acquired by a third party [***], the license granted to the Acquired Party shall terminate as of the date of acquisition. If the third party is licensed under one or more of the other party’s Licensed Patents in a field within the scope of the Acquired Party’s Licensed Product field, then [***]. If the third party is not licensed under the other party’s Licensed Patents in the same product field as the Acquired Party, then [***].
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Section 6. Means of Payment and Communication
6.1 Payment shall be made by electronic funds transfer. Payments shall be deemed to be made on the date credited to the following account:
     [***]
6.2 Notices and other communications shall be sent by facsimile or by registered or certified mail to the following addresses and shall be effective upon mailing:

For IBM:	For DOT HILL:
Director of Licensing	Chief Financial Officer
IBM Corporation	Dot Hill Systems Corp.
North Castle Drive, MD-NC119	6305 El Camino Real
Armonk, NY 10504-1785	Carlsbad, CA 92009
United States of America	United States of America
Facsimile: (914) 765-4380	Facsimile: (760) 931-5527
6.3 A License Reference Number will be assigned to our agreement upon execution. This number should be included in all communications including wire transfer payments, royalty reports, tax credit certificates, letters, faxes and E-Mail messages.
Section 7. Miscellaneous
7.1 Neither party shall assign or grant any right under any of its Licensed Patents unless such assignment or grant is made subject to the terms of this Agreement.
7.2 Neither party shall assign any of its rights (other than the right to receive payments) or delegate any of its obligations under this Agreement. Any attempt to do so shall be void. However, a party which undergoes reorganization may assign such rights and delegate such obligations to its legal successor, provided that after the reorganization, the successor and its Subsidiaries will have essentially the same assets as such party and its Subsidiaries had prior to the reorganization.
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7.3 Neither party shall use or refer to this Agreement or any of its provisions in any promotional activity.
7.4 Each party represents and warrants that it has the full right and power to grant the license and release set forth in Sections 2 and 3. Each party (as a Grantor) further represents and warrants that prior to the Agreement Date, it has informed the other party of any patent originating from inventions made by employees of Grantor or its Subsidiaries, which patent is or was owned by Grantor or its Subsidiaries as of the Effective Date, and which patent, owing to prior arrangements with third parties, does not qualify as a Licensed Patent of Grantor under which licenses are granted in Section 2. A listing of such patents owned by IBM is attached as Attachment A. Despite such listing at Attachment A, [***] Neither party makes any other representation or warranty, express or implied, with respect to the validity of its Licensed Patents or otherwise, nor shall either party have any liability in respect of any infringement of patents or other rights of third parties due to the other party’s operation under the license herein granted.
7.5 Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any non-patent intellectual property right, or any patents or patent applications, other than the Licensed Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information (including copies of Licensed Patents) except as specifically provided herein.
7.6 Neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. Neither party shall have any right to institute any action or suit against third parties for infringement of any of the other party’s Licensed Patents. Neither party, nor any of its Subsidiaries, is required to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.
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7.7 Each party shall, upon a request from the other party sufficiently identifying any patent or patent application, inform the other party as to the extent to which said patent or patent application is subject to the licenses and other rights granted hereunder. If such licenses or other rights under said patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the party making such request, unless such disclosure is prevented by such contract, and in such event, a statement of the nature of such restriction shall be provided.
7.8 If a third party has the right to grant licenses under a patent to a party hereto (as a “Licensee”) with the consent of the other party hereto, said other party shall provide said third party with any consent required to enable said third party to license said Licensee on whatever terms such third party may deem appropriate. Each party hereby waives any right it may have to receive royalties or other consideration from said third party as a result of said third party’s so licensing said Licensee within the scope of the licenses granted under Section 2 of this Agreement.
7.9 This Agreement shall not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid, except that IBM may amend Section 6.1 and either party may amend its address in Section 6.2 by written notice to the other party.
7.10 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.
7.11 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, USA, as such law applies to contracts signed and fully performed in New York.

7.12 The headings of sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
7.13 Until [***], each party, on behalf of itself and its Subsidiaries, agrees not to disclose any term or condition of this Agreement to any third party without the prior written consent of the other party. This obligation is subject to the following exceptions:
(a)	disclosure is permissible if required by government or court order, provided the party required to disclose first gives the other prior written notice to enable it to seek a protective order;

(b)	disclosure is permissible if otherwise required by law, including, but not limited to, disclosure requirements of the SEC or other government entities;

(c)	disclosure is permissible if required to enforce rights under this Agreement;

(d)	each party may use similar terms and conditions in other agreements;

(e)	each party may disclose only the scope of the licenses and immunities granted hereunder (but not any financial terms) to the extent reasonably necessary, on a confidential basis, to its customers, potential customers, and other third parties with which it has a current or potential commercial relationship; and

(f)	each party may disclose the terms and conditions of this Agreement to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party or product lines [***].
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This Agreement and its attachments embody the entire understanding of the parties with respect to the Licensed Patents, and replaces any prior oral or written communications between them.

Agreed to:		Agreed to:
Dot Hill Systems Corp.		INTERNATIONAL BUSINESS
MACHINES CORPORATION

By:	/s/ Preston Romm	By:	/s/ Mark Peterson

Name: Preston Romm			Mark Petersen
Title: CFO			Director of Finance,
Technology &
Intellectual Property
Date: 12/29/05		Date: 12/28/05

ATTACHMENT A
Non-Licensed Patents
[***]
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EXHIBIT 1
Section X. Accruals, Records, Reports and Other Information
X.1 [***]
X.2 RECIPIENT’s accounting period shall end on the day before each anniversary date [***] during the term of this Agreement. Within [***] after the end of each such period, RECIPIENT shall furnish to THE OTHER PARTY[***] a written report containing the information specified in Section X.5 and shall [***].
X.3 RECIPIENT shall [***]
X.4 THE OTHER PARTY may accept [***]
X.5 RECIPIENT’s written report shall be certified by an officer of RECIPIENT and shall contain the following information:
(a)	[***]

(b)	[***]

(c)	[***]
In the event [***] RECIPIENT’s report shall so state.
X.6 RECIPIENT shall keep records in accordance with generally accepted accounting principles and in sufficient detail [***] Such records shall include, but not be limited to, detailed records supporting the information provided under Section X.5. Such records shall be kept for [***] following the submission of the related report.
Upon written notice for an audit, RECIPIENT shall permit auditors designated by THE OTHER PARTY, together with such legal and technical support as THE OTHER PARTY deems
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necessary, to examine, during ordinary business hours, records and materials of RECIPIENT for the purpose of verifying compliance with this Agreement.
Each party shall pay the costs that it incurs in the course of the audit. However, in the event that the audit establishes [***] RECIPIENT shall reimburse THE OTHER PARTY for the reasonable costs of the audit; provided, however, such reimbursement shall not exceed [***]. For purposes of the section and without prejudice to other and additional costs being deemed as reasonable, an amount paid to a independent third party to carry out the audit permitted under this section will be deemed a “reasonable cost” to the extent it does not exceed the customary fee the third party charges to other corporate customers for the same or similar services plus reimbursement for costs actually incurred.
X.7 THE OTHER PARTY shall have the right to terminate this Agreement, or the license granted hereunder, if RECIPIENT fails [***] at any time to:
(a)	maintain records which meet the requirements of Section X.6;

(b)	furnish a report which meets the requirements of Section X.5;

(c)	[***] or

(d)	permit an audit pursuant to Section X.6;
and if such failure is not cured within [***] after mailing of written notice from THE OTHER PARTY to RECIPIENT specifying the nature of such failure. THE OTHER PARTY’s termination of this Agreement or of the license shall be effective upon expiration of said [***] cure period.
X.8 No termination of this Agreement or the license granted hereunder shall [***]
END EXHIBIT 1
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